                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                               BEST BUY CO., INC.
             -------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               Anne M. Rosenberg, Robins, Kaplan, Miller & Ciresi,
                           ON BEHALF OF THE REGISTRANT
             --------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     2)   Aggregate number of securities to which  transaction applies:

          ---------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

          ---------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

          * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
                                  ---------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     3)   Filing Party:

          ---------------------------------------------------------------------
     4)   Date Filed:

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
                                                                PRELIMINARY COPY

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                                     [LOGO]
                   NOTICE OF REGULAR MEETING OF SHAREHOLDERS

    The 1994 Regular Meeting of the Shareholders of Best Buy Co., Inc., a Minnesota corporation (the "Company"), will be held at the Company's new corporate offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, on Wednesday, June 22, 1994, at 3:00 p.m., for the following purposes:

    1. To elect four Class 1 directors to serve on the Board of Directors for a term of two years.

    2. To ratify the appointment of Deloitte & Touche as the Company's independent auditor for the Company's current fiscal year.

    3. To approve a plan for the payment of bonus compensation to the Company's executive officers.

    4. To approve the Company's 1994 Full-Time Employee Non-Qualified Stock Option Plan.

    5.  To transact such other business as may properly come before the meeting.

    Only Shareholders of record at the close of business on Wednesday, May 11, 1994, the record date, are entitled to notice of and to vote at the meeting and any adjournments thereof.

    Whether or not you expect to attend the meeting in person, please complete, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors



                                          Elliot S. Kaplan
                                          SECRETARY
Minneapolis, Minnesota
May   , 1994

                                PROXY STATEMENT

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                REGULAR MEETING OF SHAREHOLDERS -- JUNE 22, 1994

                 INFORMATION CONCERNING SOLICITATION AND VOTING

    The enclosed Proxy is solicited by the Board of Directors of Best Buy Co., Inc. (the "Company") for use at the Regular Meeting of Shareholders to be held Wednesday, June 22, 1994, at 3:00 p.m., local time, at the Company's new corporate headquarters at 7075 Flying Cloud Drive, Eden Prairie, Minnesota, or any adjournments thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Regular Meeting of Shareholders. Proxies will be voted in accordance with the directions specified therein. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. These proxy solicitation materials are first being sent to
Shareholders on or about May   , 1994.

    As of May 11, 1994, the record date fixed for the determination of Shareholders of the Company entitled to notice of and to vote at the Meeting,
there were outstanding           shares of Common Stock, which is the only class
of the capital stock of the Company outstanding. All share information herein reflects, as appropriate, the three-for-two stock split effected on September 1, 1993 and the two-for-one stock split effected on April 28, 1994.

    Each Shareholder will be entitled to one vote per share on all matters acted upon at the Meeting. The aggregate number of votes cast by all Shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a Shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the Shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote.

    Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

    The costs of this solicitation will be borne by the Company. Proxies may be solicited by the Company's directors, officers and regular employees, without extra compensation, by mail, telegram, telephone and personal solicitation. The Company will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms, banks and other custodians, nominees, fiduciaries and other persons representing beneficial owners for reasonable expenses incurred by them in forwarding proxy solicitation materials and annual reports to the beneficial owners of shares in accordance with the New York Stock Exchange schedule of charges.

                             ELECTION OF DIRECTORS

GENERALLY

    The Company's By-laws provide that the Board of Directors shall consist of seven directors, four of whom are Class 1 directors and three of whom are Class 2 directors. Directors are elected for a term of two years and the terms are staggered so that Class 1 directors are elected in even-numbered years and Class 2 directors are elected in odd-numbered years.

    Management and the Board of Directors recommend that Bradbury H. Anderson, David Stanley, Frank D. Trestman and James C. Wetherbe be re-elected as Class 1 directors, each to hold office until the 1996 Regular Meeting of Shareholders and until his successor is duly elected and qualified. All of the nominees are members of the Board of Directors of the Company and have served in that capacity since originally elected or designated as indicated below.

    The Board of Directors held five meetings during the fiscal year ended February 26, 1994. All nominees participated in each meeting while they were directors, except that two directors missed one meeting each.

    The Board of Directors of the Company has four standing committees. The Personnel Committee was established to identify, select and evaluate officers and key employees for the Company. The Compensation Committee was established to determine and periodically evaluate various levels and methods of compensation for directors, officers and employees of the Company. The Lease Committee was established to review the Company's leases and to confirm that all of the Company's leases conform to the Company's stated Real Estate Lease policy. The Audit Committee was established to review and monitor all matters pertaining to the accounting activities of the Company and the relationship of the Company with its independent auditor. The following table shows the date each committee was established and the names of the directors serving thereon as of February 26, 1994.

                                       NUMBER OF MEETINGS
                                       DURING LAST FISCAL
    COMMITTEE      DATE ESTABLISHED           YEAR                     MEMBERS
- - -----------------  -----------------  ---------------------  ---------------------------
Personnel               June 1, 1984                2        Richard M. Schulze
                                                             Bradbury H. Anderson
Audit                   June 1, 1984                1        Frank D. Trestman*
                                                             Culver Davis, Jr.
                                                             James C. Wetherbe
Compensation           March 6, 1985                1        David Stanley*
                                                             Elliot S. Kaplan
                                                             Frank D. Trestman
Lease                  March 6, 1985                1        Elliot S. Kaplan*
                                                             Frank D. Trestman
                                                             Culver Davis, Jr.

- - ------------------------
* Committee chairperson

    There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

VOTING INFORMATION

    A Shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from any such nominee. IF A SUBMITTED PROXY IS PROPERLY SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. Each of the nominees has agreed to continue serving the Company as a director if elected; however, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Articles of Incorporation prohibit cumulative voting and each director will be elected by a majority of the voting power of the shares present and entitled to vote at the Meeting. Shareholders entitled to vote for the election of directors can withhold authority to vote for all or certain nominees for director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table provides certain information as of April 30, 1994, as to the Chief Executive Officer and each of the other four most highly compensated executive officers during the most recent fiscal year, each director including the nominees for election as Class 1 directors, all directors and executive officers as a group and each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company:

                                                          NUMBER OF SHARES    PERCENT OF SHARES
                       NAME                         AGE  BENEFICIALLY OWNED   BENEFICIALLY OWNED
- - --------------------------------------------------  ---  ------------------   ------------------
Richard M. Schulze                                   53       8,969,039(1)           21.32%
 Chairman, Chief Executive
 Officer and Director
Bradbury H. Anderson                                 45         460,002(2)            1.09%
 President, Chief Operating Officer and Director
Allen U. Lenzmeier                                   50         256,190(3)         *
 Executive Vice President and Chief Financial
 Officer
Wade R. Fenn                                         35          68,635(4)         *
 Senior Vice President -- Sales
George S. Fouts                                      56         101,551(5)         *
 Senior Vice President -- Sales
Elliot S. Kaplan                                     57         113,272(6)         *
 Secretary and Director
Frank D. Trestman                                    59         162,000(7)         *
 Director
Culver Davis, Jr.                                    55          61,000(8)         *
 Director

                                                          NUMBER OF SHARES    PERCENT OF SHARES
                       NAME                         AGE  BENEFICIALLY OWNED   BENEFICIALLY OWNED
- - --------------------------------------------------  ---  ------------------   ------------------
David Stanley                                        58          37,000(9)         *
 Director
James C. Wetherbe                                    45          27,000(10)        *
 Director
All directors and executive officers, as a group
 (16 individuals)                                   --       10,506,837(11)          24.47%
Jundt Associates, Inc.                              --        4,633,300(12)          11.10%
 1550 Utica Avenue South
 Suite 950
 Minneapolis, MN 55416
Twentieth Century Companies, Inc.                   --        2,750,300(12)           6.59%
 4500 Main Street
 P.O. Box 418210
 Kansas City, MO 64141
Kemper Financial Services, Inc.                     --        3,095,600(12)           7.42%
 120 South LaSalle
 Chicago, IL 60603
FMR Corp.                                           --        4,124,000(13)           9.88%
 82 Devonshire Street
 Boston, MA 02109

- - ------------------------
 * Less than 1%.
 (1) The figure represents (a) 237,596 outstanding shares of stock owned by Mr. Schulze; (b) 316,848 outstanding shares registered in the name of Mr. Schulze and held by him as custodian for the benefit of his children (Mr. Schulze has disclaimed beneficial ownership of such shares); and (c) options granted to Mr. Schulze, available for exercise within 60 days, to purchase 318,375 shares.
 (2) The figure represents (a) 170,670 outstanding shares owned by Mr. Anderson;
     (b) 1,332 outstanding shares registered in the name of American Stock Transfer & Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Anderson; and (c) options granted to Mr. Anderson, available for exercise within 60 days, to purchase 288,000 shares.
 (3) The figure represents (a) 122,690 outstanding shares owned by Mr. Lenzmeier; and (b) options granted to Mr. Lenzmeier, available for exercise within 60 days, to purchase 133,500 shares.
 (4) The figure represents (a) 8,156 outstanding shares owned by Mr. Fenn; (b) 6,972 outstanding shares registered in the name of American Stock Transfer & Trust Company, and held by it as trustee of the Company's Retirement Savings Plan for the benefit of Mr. Fenn; (c) 830 outstanding shares owned by Mr. Fenn's wife; (d) 176 outstanding shares registered in the name of Mr. Fenn as trustee of a trust for his son (Mr. Fenn has disclaimed beneficial ownership of such shares); and (e) options granted to Mr. Fenn, available for exercise within 60 days, to purchase 52,501 shares.

 (5) The  figure represents (a) 3,000 outstanding shares owned by Mr. Fouts; (b)
     2,900 outstanding shares registered in the name of American Stock  Transfer
     &  Trust Company,  and held  by it as  trustee of  the Company's Retirement
     Savings Plan for  the benefit of  Mr. Fouts; (c)  2,800 outstanding  shares registered  in  the  name  of  the  custodian  for  Mr.  Fouts'  individual retirement plan account; and  (d) options granted  to Mr. Fouts,  available for exercise within 60 days, to purchase 92,851 shares.
 (6) The  figure represents (a)  68,272 outstanding shares  owned by Mr. Kaplan;
     and (b) options  granted to Mr.  Kaplan, available for  exercise within  60 days, to purchase 45,000 shares.
 (7) The  figure represents (a) 82,500 outstanding shares owned by Mr. Trestman;
     (b) 18,000 outstanding shares registered in the name of Mr. Trestman's wife as trustee  of an  irrevocable family  trust (Mr.  Trestman has  disclaimed beneficial  ownership  of  such shares);  and  (c) options  granted  to Mr.
     Trestman, available for exercise within 60 days, to purchase 61,500 shares.
 (8) The figure represents (a) 43,000 outstanding shares owned by Mr. Davis; and
     (b) options granted to Mr. Davis, available for exercise within 60 days, to purchase 18,000 shares.
 (9) The figure represents (a)  1,000 outstanding shares  owned by Mr.  Stanley;
     and  (b) options granted  to Mr. Stanley, available  for exercise within 60 days, to purchase 36,000 shares.
(10) The figure represents (a) 9,000  outstanding shares owned by Dr.  Wetherbe;
     and  (b) options granted to Dr.  Wetherbe, available for exercise within 60 days, to purchase 18,000 shares.
(11) The figure represents (a) 237,596 outstanding shares and options  described in  the preceding footnotes;  (b) 114,596 outstanding  shares owned by, and options, available for exercise within 60 days, to purchase 123,000  shares granted  to, the Company's other executive officers; (c) 11,722 outstanding shares registered in the name of  American Stock Transfer & Trust  Company, and  held by it as trustee of the Company's Retirement Savings Plan for the benefit of certain  other executive  officers; (d)  930 outstanding  shares registered  in  the  name  of  the  custodian  for  an  executive officer's individual retirement plan account; and (e) 900 outstanding shares owned by certain other  executive officers  as custodian  for the  benefit of  their children  (where  appropriate,  such  officers  have  disclaimed beneficial ownership of such shares).
(12) As reported  on or  about  February 15,  1994,  on the  beneficial  owner's
     Schedule 13G.
(13) As  reported on or about April 10, 1994, on the beneficial owner's Schedule
     13G.

NOMINEES AND DIRECTORS

    NOMINEES FOR CLASS 1 DIRECTORS

    BRADBURY H. ANDERSON has served as a director of the Company since August 1986. He is the Company's President and Chief Operating Officer, having served as Executive Vice President-- Marketing of the Company from February 1986. He has been employed in various capacities with the Company since 1973, including retail salesperson, store manager and sales manager.

    FRANK D. TRESTMAN has served as a director of the Company since December 1984. He is President of Trestman Enterprises, an investment and business development firm. He had been a consultant to McKesson Corporation and is the former Chairman of the Board and Chief Executive Officer of Mass Merchandisers, Inc., a distributor of non-food products to retailers in the grocery business and now a subsidiary of McKesson Corporation. Mr. Trestman is a director of Insignia Systems, Inc.

    DAVID STANLEY has served as a director of the Company since August 1990. He is Chairman of the Board of Directors and Chief Executive Officer of Payless Cashways, Inc., a building materials specialty retailer, where he has been an officer since 1980. Mr. Stanley is also a director of Piper Jaffray Companies, Inc. and Digi International, Inc.

    JAMES C. WETHERBE has served as a director of the Company since July 1993. He has been a professor at the University of Minnesota since 1980 and is currently Professor of Management Information Systems and Director of the University of Minnesota MIS Research Center. In addition, he has been Professor and Director of the Fedex Center for Cycle Time Research at Memphis State University since August 1993. He is a leading consultant and lecturer on information technology and the author of 15 books and over 200 articles in the field of management and information systems.

    CLASS 2 DIRECTORS -- TERMS EXPIRE IN 1995

    RICHARD M. SCHULZE is a founder of the Company. He has served as an officer and director of the Company from its inception in 1966 and currently serves as its Chairman and Chief Executive Officer.

    ELLIOT S. KAPLAN has served as a director and Secretary of the Company since January 1971. Since 1961, he has been an attorney with the law firm of Robins, Kaplan, Miller & Ciresi, Minneapolis, Minnesota, which serves as outside general counsel to the Company. Mr. Kaplan is also a director of American Business Information, Inc.

    CULVER DAVIS, JR. has served as a director of the Company since August 1986. He has been employed by CUB Foods, a warehouse style supermarket chain, since 1960, became its President and Chief Executive Officer in 1985, and its Chairman and Chief Executive Officer in 1992. Since May 1993, Mr. Davis has served as the Chairman of CUB Foods.

CERTAIN TRANSACTIONS

    The Company leases two of its current 152 stores (Burnsville and Edina, Minnesota) from Richard M. Schulze, leases two of its stores (West St. Paul and Maplewood, Minnesota) from partnerships in which he is a partner, and leases one of its stores (Minneapolis, Minnesota) from his wife. The lease for the Burnsville store expires in 2006. Annual rent for the space is equal to $350,000, and includes escalation clauses after the fifth and tenth years. The lease for the Edina store expires in 2002, and provides for the payment to Mr. Schulze of base rent of $183,820 and percentage rent equal to 4% of gross sales made on the premises, but in no event more than $572,000 in the aggregate in any lease year. The lease for the West St. Paul store expires in 1994 and provides for the payment of rent equal to 1% of gross sales at the location, subject to a fixed minimum rent of $133,728. The lease for the Maplewood store expires in 1996, includes renewal options and provides for the payment of rent equal to 1% of gross sales at the location, subject to a fixed minimum rent of $171,150. The lease for the Minneapolis store expires in 1998, and provides for the payment to Mrs. Schulze of rent at a minimum of $210,600 per year. Aggregate rents paid and accrued by the Company to Mr. Schulze, partnerships of which he is a partner or Mrs. Schulze during the fiscal year ended February 26, 1994, were $1,471,598, a portion of which was used to service debt on the properties where the five stores are located and, for some of such stores, to pay real estate taxes and insurance.

    All of the leases with Mr. Schulze, partnerships in which he is a partner and Mrs. Schulze were negotiated and approved by the Board of Directors with Mr. Schulze abstaining, the Board of Directors acting in reliance upon one or more of its disinterested members with respect to the determination of market comparisons, alternative rental agreements and negotiations with Mr. Schulze. The leases were determined to be in the best interests of the Company. In March 1985, the Board of Directors appointed the Lease Committee, a committee of disinterested directors, for the purpose of examining and reviewing leases. It is the Company's policy that the Company not engage in real estate transactions with officers, directors, controlling persons and others affiliated with them unless a determination is made by the disinterested members of the Board of Directors, on recommendation by such committee, that any such transaction is on terms more favorable to the Company than could be obtained from unaffiliated third parties.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY

    The Compensation Committee of the Board of Directors, composed of three non-employee directors, is responsible for determining and periodically evaluating various levels and methods of compensating the Company's directors and officers. In accordance therewith, the Compensation Committee determines, on an annual basis, the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The objective of the Compensation Committee is to establish a compensation program for executive officers that will attract and retain superior management talent, recognize and reward individual performance, and align the financial interests of the executive officers with the success of the Company.

    The Company's compensation program for executive officers provides compensation opportunities that approximate the mid-point of compensation levels for similarly situated executives within the retail industry, as well as within a broader group of companies of comparable size. Actual compensation levels may be greater or less than average competitive levels in comparable companies because of annual and long-term Company performance as well as individual performance. In setting the levels of executive compensation, the Committee considers information provided by a nationally recognized compensation and benefits firm, including the results of salary surveys of comparably sized companies generally including national retailers. Beginning in fiscal 1995, the Committee also considered information provided by the consulting firm with respect to the compensation of the executive officers of a self-selected, relevant peer group of national retail companies, as disclosed in their proxy statements. Certain of the companies in the peer group are also included in the Industry Index included in the Comparative Stock Performance graph below.

    EXECUTIVE OFFICER COMPENSATION PROGRAM

    The three components of the Company's executive officer compensation program are base salary, annual incentive compensation in the form of a cash bonus and long-term incentive compensation in the form of stock options. Executive officers are also entitled to various benefits including participation in the Company's medical plan and Retirement Savings Plan, which are generally available to employees of the Company.

    Base Salary. Base salary levels for the Company's executive officers are determined by the Compensation Committee early in the fiscal year. Members of the Committee consider individual experience, performance and annual expectations for the officer, as well as the base salaries of executive officers in comparable companies. Generally, the base salaries for the Company's executive officers are at or below the average base salary for the surveyed executives.

    Bonus Incentive Plan. The Company establishes an annual incentive program for executive officers. The purpose of the program is to provide a direct financial incentive in the form of an annual cash bonus to executive officers to achieve or exceed the Company's annual goals. Bonus amounts are equal to a percentage of the executive officer's base salary. The percentages used for determining bonuses are established to provide total cash compensation to the Company's executive officers, assuming the Company's goals are achieved, at a level that is approximately at the mid-point for surveyed executives. In fiscal 1994, each executive officer was entitled to a bonus equal to 25% of base salary if the Company's budgeted earnings were achieved, which percentage could be increased to 50% if earnings for the year increased 100% from the previous year. The relationship between earnings and the bonus percentage was determined by the Compensation Committee at the beginning of the fiscal year.

    Similar to the fiscal 1994 bonus program for executive officers, the fiscal 1995 program, described below, was designed to provide an incentive to executive officers to maximize the Company's net income as a result of anticipated significant increases in its revenues. New Federal tax laws limit the amount of individual compensation that can be deducted by the Company for tax purposes to $1,000,000. Qualifying performance-based compensation is not subject to the deduction limit. The Company's bonus program for executive officers is intended to meet the requirements of a qualifying performance-based compensation plan.

    Stock Option Program. The Company utilizes stock options as a long-term incentive plan for executive officers. The objectives of the program are to further the growth and general prosperity of the Company by enabling current executive officers who have been or will be given responsibility for the administration of the affairs of the Company and upon whose judgment, initiative and effort the Company was or is largely dependent for the successful conduct of its business, to acquire shares of the Company's Common Stock, thereby increasing their personal involvement in the Company.

    The Company's shareholder-approved 1987 Employee Non-Qualified Stock Option Plan (the "Employee Plan") gives the Compensation Committee discretion to award stock options to executive officers and certain other employees. The award levels are subjective and not subject to specific criteria. The plan, as amended, authorizes the Company to grant to certain categories of employees options to purchase in the aggregate not more than 7,250,000 shares of the Company's Common Stock.

    Stock options are granted on an annual basis, have five-year terms and have exercise restrictions that lapse ratably over the last four years of the term. The exercise prices for options granted pursuant to the plan equal the fair market value of the Common Stock as of the dates of grant. Pursuant to the terms of the Employee Plan, the number of shares subject to options, and the exercise prices thereof, are adjusted in the event of a merger, consolidation, reorganization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Company's Common Stock. The options are non-transferable except by will or the laws of descent. Awards are made to each eligible employee at a level calculated to be competitive within the retail industry as well as within a broader group of comparable companies. Employees eligible to receive options under the Employee Plan include: (i) key executive personnel, including officers, senior management employees and members of the Board of Directors who are employees of the Company; (ii) staff management employees, including managers, supervisors and their functional equivalents for warehousing, service, merchandising, leaseholds, installation, and finance and administration; (iii) line management employees, including retail stores and field managers, supervisors and their functional equivalents; and (iv) any employee having served the Company continuously for a period of not less than ten years.

    CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Schulze has served as an officer and director of the Company from its inception in 1966 and currently serves as its Chairman and Chief Executive Officer. In determining Mr. Schulze's compensation for fiscal 1994, the Compensation Committee used the results of a study performed for the Company by a nationally recognized firm of compensation and benefits consultants. The study included the review of executive level compensation based upon the results of national surveys of comparably sized companies, including national retailers such as the Company. In addition, the Committee considered the recent financial performance of the Company in light of the rapid growth and competitive industry conditions.

    Mr. Schulze's base salary for the period from April 1, 1993 to March 31, 1994 was established at $560,000, which was a 12% increase over the previous year. In determining base salary, the Committee considered Mr. Schulze's compensation relative to the levels of compensation of those chief executives included in the study. Additionally, the Committee gave consideration to the anticipated effort of Mr. Schulze in managing the Company through the growth expected in fiscal 1994 and his role in raising the capital necessary to support that growth. Mr. Schulze's base salary was approximately equal to the midpoint of the range of the base salaries of the chief executives in the survey group. The increase from the prior year was to bring his salary in line with those in comparable positions and adjusted for the expectations for fiscal 1994.

    Mr. Schulze's performance bonus of $280,000 for fiscal 1994 was calculated in accordance with the Company's bonus program for corporate officers. The bonus was determined by comparing the Company's earnings of $41.7 million, before an accounting change, to the budgeted earnings established at the beginning of the year. The Company's earnings exceeded the threshold for the maximum bonus, 50% of Mr. Schulze's base salary.

    In recognition of his contribution to the success of the Company -- net income of the Company has more than doubled in each of the last three fiscal years, the superior return to Shareholders in fiscal 1993, and expected future contributions to the overall performance and success of the Company, Mr. Schulze was awarded options during fiscal 1994 to purchase 142,500 shares of the Company's stock. The determination of the number of options granted is subjective and not subject to specific criteria. These options were issued pursuant to the Company's 1987 Employee Non-Qualified Stock Option Plan.

                                          COMPENSATION COMMITTEE

                                          DAVID STANLEY (CHAIRMAN)
                                          ELLIOT S. KAPLAN
                                          FRANK D. TRESTMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists of David Stanley (Chairman), Elliot S. Kaplan and Frank D. Trestman. Mr. Kaplan, who also serves as Secretary of the Company, is a member of the law firm of Robins, Kaplan, Miller & Ciresi, Minneapolis, Minnesota, which serves as outside general counsel to the Company. In order to comply with new tax legislation, Mr. Kaplan, who would have been deemed to be an "inside" director, will be replaced on the Compensation Committee by James C. Wetherbe, effective as of June 1, 1994.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned during the period by the Chief Executive Officer of the Company and the other four most highly compensated individuals serving as executive officers of the Company.

                                                                                     LONG TERM
                                                                      ANNUAL        COMPENSATION
                                                                   COMPENSATION     ------------
                                                      FISCAL    ------------------     STOCK         ALL OTHER
                                                    YEAR ENDED   SALARY    BONUS      OPTIONS     COMPENSATION (1)
                                                    ----------  --------  --------  ------------  ----------------
Richard M. Schulze                                      1994    $555,374  $280,000     151,500    $     26,213
 Founder, Chairman,                                     1993     492,308   175,000     121,500          26,548
 Chief Executive Officer                                1992     398,461     --         84,000          26,145
Bradbury H. Anderson                                    1994     421,150   212,500     123,000          11,593
 President, Chief Operating Officer                     1993     369,231   131,250      99,000          11,799
                                                        1992     298,531     --         69,000          11,345
Allen U. Lenzmeier                                      1994     321,538   162,500      84,000          10,011
 Executive Vice President,                              1993     275,769    98,000      67,500           9,881
 Chief Financial Officer                                1992     224,000     --         45,000           9,509
Wade R. Fenn                                            1994     255,385   130,000      54,000           4,135
 Senior Vice President -- Sales                         1993     198,514    70,000      27,000           4,040
                                                        1992     175,508     --         22,500           3,462
George S. Fouts                                         1994     217,308   110,000      54,000           4,850
 Senior Vice President -- Sales                         1993     182,720    64,750      27,000           4,192
                                                        1992     154,929     --         22,500           3,536

- - ------------------------------
(1) Includes the portions of premiums paid by the Company for life insurance coverage exceeding $50,000 ("A"), the officers' shares of the Company's contribution to its Retirement Savings Plan ("B"), and for Messrs.
      Schulze, Anderson and Lenzmeier, the premiums paid by the Company for split-dollar life insurance ("C"), as follows:

                                           FISCAL
                                         YEAR ENDED       "A"        "B"        "C"
                                        -------------  ---------  ---------  ---------
Richard M. Schulze....................         1994    $     576  $   4,337  $  21,300
                                               1993          576      4,672     21,300
                                               1992          576      4,269     21,300
Bradbury H. Anderson..................         1994          204      4,389      7,000
                                               1993          204      4,595      7,000
                                               1992          204      4,269      7,000
Allen U. Lenzmeier....................         1994          576      4,435      5,000
                                               1993          348      4,533      5,000
                                               1992          348      4,161      5,000
Wade R. Fenn..........................         1994          132      4,003     --
                                               1993          108      3,932     --
                                               1992          108      3,354     --
George S. Fouts.......................         1994          900      3,950     --
                                               1993          576      3,616     --
                                               1992          576      3,616     --

OPTIONS AND GRANTS

    The following tables summarize option grants and exercises during the fiscal year ended February 26, 1994, to or by Richard M. Schulze, the Chief Executive Officer, and the other four most highly compensated executive officers of the Company at the end of the Company's last fiscal year, and the value of the options held by such persons at the end of such fiscal year.

                          OPTION GRANTS IN FISCAL 1994

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                         INDIVIDUAL GRANTS                       ANNUAL RATE OF STOCK
                                    -----------------------------------------------------------   PRICE APPRECIATION
                                                      % OF TOTAL                                   FOR OPTION TERM,
                                                  OPTIONS GRANTED TO    EXERCISE                  COMPOUNDED ANNUALLY
                                      OPTIONS    EMPLOYEES IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                                  GRANTED            1994           ($/SHARE)      DATE         5%         10%
- - ----------------------------------  -----------  --------------------  -----------  -----------  ---------  ----------
Richard M. Schulze................    142,500(1)          10.59%        $    12.00     4-19-98   $ 472,441  $1,043,972
                                        9,000(2)            .67              12.00     4-19-98      29,838      65,935
Bradbury H. Anderson..............    114,000(1)           8.47              12.00     4-19-98     377,953     835,178
                                        9,000(2)            .67              12.00     4-19-98      29,838      65,935
Allen U. Lenzmeier................     84,000(1)           6.24              12.00     4-19-98     278,492     615,394
Wade R. Fenn......................     54,000(1)           4.01              12.00     4-19-98     179,030     395,610
George S. Fouts...................     54,000(1)           4.01              12.00     4-19-98     179,030     395,610

- - ------------------------------
The price of one share of the Company's Common Stock acquired at $12.00 per share would equal approximately $15.32 and $19.33 when compounded at 5% and 10%, respectively, over the option term.
(1) Number of shares issuable upon the exercise of options granted on April 20, 1993, pursuant to the Company's 1987 Employee Non-Qualified Stock Option Plan. Options become exercisable 25% per year beginning one year after date of grant.
(2) Number of shares issuable upon the exercise of options granted on April 20, 1993, pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan. The options are exercisable as of the date of grant.

          OPTION EXERCISES AND VALUE OF OPTIONS AT END OF FISCAL 1994

                                                                                               VALUE OF UNEXERCISED
                                                            NUMBER OF UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                             SHARES ACQUIRED      VALUE         AT END OF FISCAL 1994         AT END OF FISCAL 1994
NAME                           ON EXERCISE     REALIZED (1)  (EXERCISABLE/UNEXERCISABLE)   (EXERCISABLE/UNEXERCISABLE) (1)
- - --------------------------  -----------------  -----------  -----------------------------  ----------------------------
Richard M. Schulze........         --              --               208,125/283,125           $ 4,797,953/$5,218,331
Bradbury H. Anderson......         --              --               198,000/226,500              4,592,324/4,174,665
Allen U. Lenzmeier........         11,250       $ 264,138            73,125/168,375              1,692,416/3,108,499
Wade R. Fenn..............         --              --                 21,001/91,125                482,066/1,629,415
George S. Fouts...........          3,000          36,281             61,351/91,125              1,392,710/1,629,415

- - ------------------------------
(1) Value based on market value of the Company's Common Stock on the date of exercise or at the end of fiscal 1994, as applicable, minus the exercise price.

COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P Industry Group 450-Retail (Specialty) Index (the "Industry Index") and the S&P Mid-Cap Companies Index (the "Broad Index"), published by Standard & Poors over the same period.

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                        INDUSTRY INDEX AND BROAD INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              BBY     Industry Index  Broad Index
1989             100             100           100
1990              85          119.77        119.92
1991           83.75          137.85        141.08
1992          218.75          188.49        186.19
1993          411.25          229.07        201.24
1994           809.6          232.66        231.72

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year in Best Buy common stock, Industry Index and Broad Index.

*Cumulative Total Return assumes reinvestment of dividends.

Source: Media General Financial Services

RETIREMENT SAVINGS PLAN

    Effective October 1, 1990, the Company adopted a retirement savings plan intending to meet the requirements of Internal Revenue Code Section 401(k) (the "Retirement Savings Plan"). Employees who have been employed by the Company for at least one year, worked 1,000 hours and attained age 21, may elect to save up to 15% of their pre-tax earnings. The Company will match employee contributions at a rate determined by the Board of Directors annually. Participants are fully vested in their contributions and become vested in the Company's matching contributions according to a five-year vesting schedule provided in the Retirement Savings Plan. During the fiscal year ended February 26, 1994, the Company matched 50% of the first 4% of participating employees' pre-tax earnings, or $905,587, including $21,114 in the aggregate on behalf of the Chief Executive Officer and the other four most highly compensated executive officers. Although the Company, in adopting the Retirement Savings Plan, expressed its intention to continue funding the trust created by the plan on a permanent basis, the Retirement Savings Plan may be terminated by the Board of Directors at will. Upon termination of the Retirement Savings Plan, each participant becomes 100% vested. The trustee for the Retirement Savings Plan is American Stock Transfer & Trust Company.

DIRECTORS' COMPENSATION

    Each non-employee director of the Company is entitled to receive $12,000 per year plus expenses for his services as a director. In addition to the $12,000 annual fee, there is a $3,000 annual fee payable to each committee chairperson. On April 20, 1993, the Company granted to each director serving at that time an option to purchase 9,000 shares at an exercise price of $12.00 per share. On July 12, 1993, the Company granted to James C. Wetherbe an option to purchase 9,000 shares at an exercise price of $13.59 per share. On April 4, 1994, the Company granted to each director an option to purchase 9,000 shares at an exercise price of $32.40 per share. All of the options were granted pursuant to the Company's 1987 Directors' Non-Qualified Stock Option Plan, described below. Options, outstanding as of April 30, 1994, to purchase 330,000 shares of the Company's Common Stock at exercise prices ranging from $2.21 to $32.40 have been granted to the Company's directors for their services as directors, including directors who are employees of the Company. During the last fiscal year, Frank
D. Trestman realized a net value of securities (market value less exercise price) of $120,249 pursuant to the exercise of options granted under the Directors' Plan.

1987 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

    In 1987, the 1987 Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") was adopted by the Board of Directors and approved by the Shareholders. The number of shares subject to the Director's Plan is 900,000 shares. The Directors' Plan provides that annually, at the first regular meeting of the Company's Board of Directors each year, each director will be given an option to purchase 9,000 shares of the Company's Common Stock at an exercise price equal to the average of the closing price for the stock, as quoted on the New York Stock Exchange, on the date preceding the date of grant and the closing price of the stock on the date of grant (the "Exercise Price"). The Directors' Plan also provides that an option to purchase 9,000 shares of the Company's Common Stock at the Exercise Price will be granted to each new director at such time as he or she becomes a director of the Company. An option granted pursuant to the Directors' Plan is exercisable for a period of five years after the date of grant of the option. As of April 30, 1994, options to purchase 440,000 shares of the Company's Common Stock have been granted pursuant to the Directors' Plan and 330,000 remain outstanding.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of the Company's outstanding stock were complied with during the fiscal year ended February 26, 1994.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Deloitte & Touche as the Company's independent auditor for the fiscal year which began February 27, 1994. A proposal to ratify that appointment will be presented at the Meeting. Touche Ross & Co., now a part of Deloitte & Touche, has served as the Company's auditor since December 1984. Deloitte & Touche has no relationship with the Company other than that arising from its engagement as independent auditor. Representatives of Deloitte & Touche are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from Shareholders.

    The Board of Directors recommends a vote FOR the proposal to ratify the appointment of Deloitte & Touche. If the appointment is not ratified by the Shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to an unfavorable vote.

                      APPROVAL OF BONUS COMPENSATION PLAN
                             FOR EXECUTIVE OFFICERS

    In 1993, the Federal tax law was amended to limit the amount of individual compensation that can be deducted by the Company for tax purposes in any one year to $1,000,000. The new law provides an exception to this limitation that to the extent that the compensation is performance based, as defined, such compensation will continue to be deductible. On March 30, 1994, the Board of Directors adopted a performance-based bonus compensation plan for the Company's executive officers (the "Bonus Plan"). In order to comply with new tax law, the general terms of the Bonus Plan must be approved by the Company's Shareholders.

    The Bonus Plan provides certain officers of the Company with an opportunity to earn annual cash compensation based upon the accomplishment of corporate objectives. Eligibility under the plan is limited to the Company's executive officers, currently numbering eleven. Under the Bonus Plan, if the Company achieves its budgeted net income or does better for a fiscal year, then the bonus payable to each executive officer in respect of such fiscal year will be equal to a percentage of that officer's annual base salary as determined by the Company's actual net income for that fiscal year. The target net income levels and percentages will be established annually by the Board of Directors. Subject to the approval of the Bonus Plan by the Shareholders, on March 30, 1994, the Board set the fiscal 1995 bonus opportunity for executive officers at 33 % of each officer's base salary, with the percentage increasing to 40% if the Company's net income for the fiscal year exceeds budget by at least 10%, and increasing to 50% if net income for the fiscal year exceeds budget by at least 20%.

    The following table shows the bonuses that would be payable to the Chief Executive Officer, the other four most highly compensated executive officers, all executive officers as a group and certain other groups under the Bonus Plan in the event the Company achieves or exceeds its budgeted net income for fiscal 1995:

                              BONUS PLAN BENEFITS

                                                                                 BUDGET EXCEEDED  BUDGET EXCEEDED
NAME AND TITLE                                                  BUDGET ACHIEVED      BY 10%           BY 20%
- - --------------------------------------------------------------  ---------------  ---------------  ---------------
Richard M. Schulze                                                $   250,000      $   300,000      $   375,000
 Founder, Chairman, Chief Executive Officer
Bradbury H. Anderson                                                  188,333          226,000          282,500
 President, Chief Operating Officer
Allen U. Lenzmeier                                                    145,000          174,000          217,500
 Executive Vice President, Chief Financial Officer
Wade R. Fenn                                                          100,000          120,000          150,000
 Senior Vice-President -- Sales
George S. Fouts                                                        93,333          112,000          140,000
 Senior Vice-President -- Sales
All executive officers,
 as a group (11 individuals)                                        1,245,000        1,494,000        1,867,500
All non-executive officer directors, as a group (5                          0                0                0
 individuals)
All non-executive officer employees, as a group                             0                0                0

    The Board of Directors recommends a vote FOR the proposal to approve the Bonus Plan. The affirmative vote of the holders of the majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the Bonus Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE BONUS PLAN.

                         APPROVAL OF THE 1994 FULL-TIME
                    EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN

    Stock options enable the Company to obtain and retain the services of employees without depleting the cash resources of the Company. Stock options also enable employees to acquire shares of the Common Stock of the Company, thereby increasing their personal interest in the success of the Company.

    The Company's 1994 Full-Time Employee Non-Qualified Stock Option Plan (the "Full-Time Employee Plan"), adopted by the Board of Directors on April 4, 1994, authorizes the Company to grant to all full-time employees of the Company other than officers, currently numbering approximately 7,500, options to purchase in the aggregate not more than 1,500,000 shares of the Company's Common Stock. Subject to the approval of the Full-Time Employee Plan by the Shareholders, in recognition of the results achieved by the Company in fiscal 1994, the Company granted options on April 4, 1994, to purchase approximately 470,000 shares in the aggregate (100 shares per optionee) at an exercise price of $32.40 per share.

    Subject to limited rights during the period following the death of an optionee, an optionee must remain an employee of the Company in order to retain any option rights not yet exercised. Options granted pursuant to the Full-Time Employee Plan have four-year terms and have exercise restrictions in the first two years such that the options may not be exercised in the first year and may only be exercised to the extent of 50% of the shares covered thereby in the second year. The exercise prices for options granted pursuant to the Full-Time Employee Plan may not be less than the fair market value of the Company's Common Stock as of the dates of grant. The options are non-transferable except by will or the laws of descent. Subject to the terms and conditions described above, options may be granted pursuant to the Full-Time Employee Plan with such terms and conditions as the Board of Directors determines from time to time.

    An employee who is granted an option under the Full-Time Employee Plan generally will not realize any taxable income upon grant of the option. Upon exercise of the option, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is treated as compensation received by the employee in the year of exercise. The Company will generally be entitled to a corresponding tax deduction at the time that the employee realizes compensation income. If the employee sells shares which he has purchased pursuant to the exercise of an option granted under the Full-Time Employee Plan, the difference between any amount realized and the employee's basis in the shares may be classified as a capital gain or loss item.

    The following table shows the options awarded in April 1994, pursuant to the Full-Time Employee Plan, subject to Shareholder approval of the plan:

                              OPTION PLAN BENEFITS

                                                NUMBER OF SHARES
                                               SUBJECT TO OPTIONS     EXERCISE
NAME AND TITLE                                      AWARDED           PRICE (1)
- - ------------------------------------------     ------------------     ---------
Richard M. Schulze                                     0                 --
 Founder, Chairman, Chief Executive
 Officer
Bradbury H. Anderson                                   0                 --
 President, Chief Operating Officer
Allen U. Lenzmeier                                     0                 --
 Executive Vice President, Chief Financial
 Officer
Wade R. Fenn                                           0                 --
 Senior Vice-President -- Sales
George S. Fouts                                        0                 --
 Senior Vice-President -- Sales
All executive officers,
 as a group (11 individuals)                           0                 --
All non-executive officer directors, as a              0                 --
 group (5 individuals)
All non-executive officer employees, as a      470,000 shares (2)     $  32.40
 group

- - ------------------------------
(1) Based on the average of the closing price for the Company's stock, as quoted on the New York Stock Exchange, on the date preceding the date of grant and on the date of grant.
(2)   100 shares per optionee; 4,700 optionees estimated.

    The Board of Directors believes that in order to attract and retain exceptional individuals as full-time employees of the Company, the Company must be able to occasionally offer stock options, and recommends to the Shareholders that they vote FOR the Full-Time Employee Plan.

    The affirmative vote of the holders of the majority of the voting power of the shares present, in person or by Proxy, and entitled to vote is required to approve the Full-time Employee Plan.

    IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE FULL-TIME EMPLOYEE PLAN.

                                 OTHER BUSINESS

    The Company knows of no other matters to be acted upon at the Meeting. If any other matters properly come before the Meeting it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                     PROPOSALS FOR THE NEXT REGULAR MEETING

    Any proposals by a Shareholder to be presented at the 1995 Regular Meeting of Shareholders must be received at the Company's principal executive offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, no later than January 15, 1995.

                                          By Order of the Board of Directors

                                          Elliot S. Kaplan
                                          SECRETARY

Dated: May   , 1994

                                     PROXY

                               BEST BUY CO., INC.
                            7075 FLYING CLOUD DRIVE
                         EDEN PRAIRIE, MINNESOTA 55344

                REGULAR MEETING OF SHAREHOLDERS -- JUNE 22, 1994
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

    The undersigned hereby appoint(s) Richard M. Schulze and Elliot S. Kaplan, or either of them, each with the power of substitution, as proxies and agents ("Proxy Agents"), in the name of the undersigned to represent and to vote as designated below all of the shares of Common Stock of Best Buy Co., Inc. (the "Company"), held of record by the undersigned on Wednesday, May 11, 1994, at the Regular Meeting of Shareholders to be held on Wednesday, June 22, 1994, at 3:00 p.m., and any adjournment(s) thereof, the undersigned herewith ratifying all that the said Proxy Agents may so do. The undersigned further acknowledges receipt of the Notice of Regular Meeting and the Proxy Statement in support of
Management's solicitation of proxies dated May   , 1994.

1.  ELECTION OF FOUR CLASS 1 DIRECTORS:

/ / FOR all the nominees listed below.                           / / WITHHOLD AUTHORITY
  (Except as marked to the contrary)                               to vote for nominee.

 (INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

                              BRADBURY H. ANDERSON
                               FRANK D. TRESTMAN
                                 DAVID STANLEY
                               JAMES C. WETHERBE

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE as the Company's independent auditor for the current fiscal year.

            / / FOR              / / AGAINST             / / ABSTAIN

3.  PROPOSAL TO APPROVE THE COMPANY'S BONUS PLAN FOR EXECUTIVE OFFICERS.

            / / FOR              / / AGAINST             / / ABSTAIN

4. PROPOSAL TO APPROVE THE COMPANY'S 1994 FULL-TIME EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN.

            / / FOR              / / AGAINST             / / ABSTAIN

5. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

    PLEASE DATE AND SIGN exactly as name(s) appears hereon and return promptly in the accompanying postpaid envelope. If shares are held by joint tenants or as community property, both shareholders should sign.

                                        Dated:  _________________________ , 1994

                                         _______________________________________

                                                      (Signature)

                                         _______________________________________

                                                      (Signature)






                              BEST BUY CO., INC.

                                     1994
                       FULL-TIME EMPLOYEE NON-QUALIFIED
                              STOCK OPTION PLAN


A.    PURPOSE.

      The purpose of this Full-time Employee Non-Qualified Stock Option Plan ("Plan") is to further the growth and general prosperity of Best Buy Co., Inc. ("Company") by enabling full-time employees of the Company to acquire shares of the common stock of the Company under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal interest in the success of the Company and enabling the Company to obtain and retain the services of such employees. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

B.    ADMINISTRATION.

      This Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Options may not be granted to any person while serving on the Committee unless approved by a majority of the disinterested members of the Board of Directors. Subject to such orders and resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, the Committee shall have full power and authority to interpret the Plan and, to the extent contemplated herein, shall exercise the discretion granted to it regarding participation in the Plan and the number of shares to be optioned and sold to each participant.

      All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan and applicable orders and resolutions of the Board of Directors shall be final. Each option granted shall be evidenced by a written agreement containing such terms and conditions as may be approved by the Committee and which shall not be inconsistent with the Plan and the orders and resolutions of the Board of Directors with respect thereto.

C.    ELIGIBILITY AND PARTICIPATION.

      Options may be granted under the Plan to any full-time employee of the Company who is not an officer of the Company. The Committee shall grant to such participants options to purchase shares in such amounts as the Committee shall from time to time determine.

D.    SHARES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section E. herein, an aggregate of 750,000 shares of $0.10 par value common stock of the

Company shall be subject to this Plan from authorized but unissued shares of the Company. Such number and kind of shares shall be appropriately adjusted in the event of any one or more stock splits, reverse stock splits or stock dividends hereafter paid or declared with respect to such stock. If, prior to the termination of the Plan, shares issued pursuant hereto shall have been repurchased by the Company pursuant to this Plan, such repurchased shares shall again become available for issuance under the Plan.

      Any shares which, after the effective date of this Plan, shall become subject to valid outstanding options under this Plan may, to the extent of the release of any such shares from option by termination or expiration of option(s) without valid exercise, be made the subject of additional options under this Plan.

E.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

      In the event of a merger, consolidation, reorganization, stock dividend, stock split, or other change in corporate structure or capitalization affecting the common shares of the Company, an appropriate adjustment shall be made in the maximum number of shares available to any one individual and in the number, kind, exercise price, etc., of shares subject to options granted under the Plan as may be determined by the Committee.

F.    TERMS AND CONDITIONS OF OPTIONS.

      The Committee shall have the power, subject to the limitations contained in this Plan, to prescribe any terms and conditions in respect of the granting or exercise of any option under this Plan and, in particular, shall prescribe the following terms and conditions:

            (1) Each option shall state the number of shares to which it pertains.

            (2) The Committee shall determine the price at which shares shall be sold to participants hereunder (the "Exercise Price"), provided however that in no event shall the Exercise Price be less than the fair market value of the stock as of the date of grant. Payment of the Exercise Price shall be made at the time the shares are sold hereunder by cash or check payable to the Company.

            (3) An option shall be exercisable in whole or in part (but not as to less than twenty-five percent of the original aggregate amount of shares of common stock made subject to the option) with respect to the shares included therein until the earlier of (a) the close of business on the tenth day prior to the proposed effective date of (i) any merger or consolidation of the Company with any other corporation or entity as a result of which the holders of the common stock of the Company will own less than a majority voting control of the surviving corporation; (ii) any sale of substantially all of the assets of the Company or (iii) any sale of common stock of the Company to a person not a stockholder on the date of issuance of the option who thereby acquires majority voting control of the Company, subject to any such transaction actually being consummated, or (b) 4:00 p,m., local standard time, in Minneapolis, Minnesota, on the date four (4) years after the date the option was granted. The Company shall give written notice to the optionee not less than 30 days prior to the proposed effective date of any of the transactions described in (a) above.

            (4) Except in the event of death, an option shall be exercisable with respect to the shares included therein not earlier than the date one
      (1) year following the date of grant of the option, nor later than the date four (4) years following the date of grant of the option, and, during the first year that the option may be exercised, the optionee may exercise such optionee's right only to the extent of fifty percent (50%) of the shares subject to such option.

            (5) Except in the event of death, an option may be exercised only by the optionee while such optionee is, and has continually been, since the date of the grant of the option, an employee of the Company. If the continuous employment of an optionee terminates by reason of death, an option granted hereunder held by the deceased employee may be exercised to the extent of all shares subject to the option within one (1) year following the date of death, but in no event later than four (4)S years after the date of grant of such option, by the person or persons to whom the participant's rights under such option shall have passed by will or by the applicable laws descent and distribution.

            (6) An option shall be exercised when written notice of such exercise has been given to the Company at its principal business office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Until the stock certificates are issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to optioned shares, notwithstanding the exercise of the option.

G.    OPTIONS NOT TRANSFERRABLE.

      Options under the Plan may not be sold, pledged, assigned or transferred in any manner, whether by operation of law or otherwise except by will or the laws of descent, and may be exercised during the lifetime of an optionee only by such optionee.

H.    AMENDMENT OR TERMINATION OF THE PLAN.

      The Board of Directors of the Company may amend this Plan from time to time as it may deem advisable and may at any time terminate the Plan, provided that any such termination of the Plan shall not adversely affect options already granted and such options shall remain in full force and effect as if the Plan had not been terminated.

I.    AGREEMENT AND REPRESENTATIONS OF PARTICIPANTS.

      As a condition precedent to the exercise of any option or portion thereof, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

      In the event legal counsel to the Company renders an opinion to the Company that shares for options exercised pursuant to this Plan cannot be issued to the optionee because such action would violate any applicable federal or state securities laws, then in that event the optionee agrees that the Company shall not be required to issue said shares to the optionee and shall have no liability to the optionee other than the return to optionee of amounts tendered to the Company upon exercise of the option.

J.    EFFECTIVE DATE AND TERMINATION OF THE PLAN.

      The Plan shall be effective as of April 4, 1994 if approved thereafter by the Shareholders of the Company. The Plan shall terminate on the earliest of:

            (1) The date when all the common shares available under the Plan shall have been acquired through the exercise of options granted under the Plan; or

            (2) Ten (10) years after the date of approval of the Plan by the Shareholders of the Company; or

            (3) Such other earlier date as the Board of Directors of the Company may determine.

K.    FORM OF OPTION.

      Options shall be issued in substantially the form as the Compensation Committee or the Board may approve.

                           CERTIFICATE OF RESOLUTIONS




          I, Elliot S. Kaplan, the Secretary of Best Buy Co., Inc., a Minnesota corporation, do hereby certify that the following resolutions were duly adopted by the Directors of this corporation at a special meeting held March 30, 1994, and that said resolutions are still in full force and effect:


     RESOLVED:

          The Board of Directors of this corporation hereby adopts, subject to shareholder approval, a bonus plan for the senior officers of the corporation such that if the corporation achieves its budgeted net income or does better for a particular fiscal year, then a bonus will be payable to each senior officer in respect of such fiscal year in an amount equal to a percentage of such officer's base salary determined by the corporation's actual net income, which target levels and percentages shall be established annually by the Compensation Committee or the Board.

     RESOLVED
     FURTHER:

          The Board of Directors of this corporation hereby orders that the foregoing bonus plan for senior officers be submitted to the shareholders when convened in their next meeting and recommends approval of such plan by the shareholders when so presented to them for consideration.

     RESOLVED
     FURTHER:

          For purposes of the foregoing resolutions, the "base salary" for any officer shall be the base salary established for such officer effective as of April 1 of the particular fiscal year, notwithstanding any change in an officer's base salary during such fiscal year.


Dated: May 9, 1994.



                                   /s/ Elliot S. Kaplan
                                   ------------------------------
                                   Elliot S. Kaplan
                                   Secretary